UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 6, 2020

(Date of earliest event reported)

Enservco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 18th Street, Suite 1925N

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(303) 333-3678

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.005 par value per share	ENSV	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 10, 2020, Enservco Corporation (the “Company”) issued a press release providing updates regarding its operations and other matters.  A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On January 6, 2020, the Company received a notice (the “Default Notice”) from East West Bank regarding events of default of the Company with respect to the Company's existing Loan and Security Agreement (the “2017 Credit Agreement”) by and between the Company and East West Bank, a California banking corporation (“East West Bank”). As a result of the events of default, East West Bank may accelerate the $34.0 million outstanding loan balance under the 2017 Credit Agreement to be immediately due and payable. As of the date of this report, East West Bank has not accelerated the outstanding loan balance amount but it may do so in the future.

The Default Notice indicates that the Company is in default under the 2017 Credit Agreement as a result of its:

●	failure to immediately repay a loan overadvance that occurred on October 10, 2019 that has continued through January 6, 2020;

●	failure to maintain a minimum liquidity of not less than $1,500,000 for the months ended October 31, 2019 and November 30, 2019; and

●	failure to maintain a minimum fixed charge coverage ratio of not less than 1:10 to 1:00 for the months ended October 31, 2019 and November 30, 2019.

The Default Notice indicated that although East West Bank was not as of January 6, 2020, exercising its rights and remedies available as a result of the events of default, it specifically did not waive its rights and remedies resulting from the the events of default and it reserves all other available rights and remedies under the Credit Agreement, certain other related documents and applicable law.

The Company has commenced discussions with East West Bank concerning a forbearance agreement or waiver of the event of default; however, there can be no assurance that the Company and East West Bank will reach any agreement (either oral or written) regarding a forbearance or waiver of any events of default.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 10, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSERVCO CORPORATION

Date: January 10, 2020	By:	/s/ Ian Dickinson
Ian Dickinson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 10, 2020